Exhibit 99.2

CABLES UNLIMITED, INC.

Index

Page

Report of Independent Public Accountants	2

Consolidated Balance Sheet
December 31, 2010	3

Consolidated Statement of Income
Year Ended December 31, 2010	4

Consolidated Statement of Equity
Year Ended December 31, 2010	5

Consolidated Statement of Cash Flows
Year Ended December 31, 2010	6

Notes to Consolidated Financial Statements	7 - 10

Report of Independent Public Accountants

To the Stockholder
Cables Unlimited, Inc.

We have audited the accompanying consolidated balance sheet of Cables Unlimited, Inc. (an “S” Corporation) as of December 31, 2010, and the related consolidated statements of income, equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cables Unlimited, Inc. as of December 31, 2010, and its results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. Cohn LLP

Jericho, New York
September 1, 2011

CABLES UNLIMITED, INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$402,317
Trade accounts receivable, net of allowance for doubtful accounts of $42,051	995,450
Inventories	453,852
Other current assets	7,292
TOTAL CURRENT ASSETS	1,858,911

Property and Equipment:
Land and building	1,538,100
Equipment and tooling	107,884
Furniture and office equipment	4,801
1,650,785
Less accumulated depreciation	53,124
TOTAL	1,597,661

Other assets, net	81,415
TOTAL ASSETS	$3,537,987

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$207,881
Accrued expenses	106,842
Current portion of long-term debt	94,512
TOTAL CURRENT LIABILITIES	409,235

Long-term debt	1,387,534
TOTAL LIABILITIES	1,796,769

EQUITY
Cables Unlimited, Inc.:
Common stock; no par value; 200 shares authorized; 10 shares issued and outstanding	5,000
Additional paid-in capital	565,976
Retained earnings	974,987
Total Cables Unlimited, Inc.	1,545,963
Noncontrolling interest	195,255
TOTAL EQUITY	1,741,218
TOTAL LIABILITIES AND EQUITY	$3,537,987

See Notes to Consolidated Financial Statements.

CABLES UNLIMITED, INC.
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2010

Net sales	$6,259,782

Cost of sales	4,553,151

Gross profit	1,706,631

Operating expenses:

Selling, general and administrative	1,108,888

Total	1,108,888

Income from operations	597,743

Interest income	3,208

Interest expense	(91,897)

Income before income taxes	509,054

Provision for income taxes	-

Consolidated net income	509,054

Net loss attributable to noncontrolling interest	(5,488)

Net income attributable to Cables Unlimited, Inc.	$514,542

See Notes to Consolidated Financial Statements.

CABLES UNLIMITED, INC.
CONSOLIDATED STATEMENT OF EQUITY
YEAR ENDED DECEMBER 31, 2010

			Additional		Total
	Common Stock		Paid-In	Retained	Cables	Noncontrolling	Total
	Shares	Amount	Capital	Earnings	Unlimited, Inc.	Interest	Equity
Balance, December 31, 2009	10	$5,000	$565,976	$940,556	$1,511,532	$-	$1,511,532

Net income	-	-	-	514,542	514,542	(5,488)	509,054

Capital contributions	-	-	-	(43,977)	(43,977)	200,743	156,766

Distributions to stockholder	-	-	-	(436,134)	(436,134)		(436,134)

Balance, December 31, 2010	10	$5,000	$565,976	$974,987	$1,545,963	$195,255	$1,741,218

See Notes to Consolidated Financial Statements

CABLES UNLIMITED, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2010

OPERATING ACTIVITIES:
Consolidated net income	$509,054
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Bad debt recovery	(35,861)
Depreciation and amortization	54,239
Changes in operating assets and liabilities:
Trade accounts receivable	(209,750)
Inventories	18,164
Other current assets	(2,068)
Other assets	(85,700)
Accounts payable	75,492
Accrued expenses	17,847
Net cash provided by operating activities	341,417

INVESTING ACTIVITIES:
Capital expenditures	(1,607,901)
Net cash used in investing activities	(1,607,901)

FINANCING ACTIVITIES:
Proceeds from long-term debt	2,158,000
Principal payments on long-term debt	(763,469)
Capital contributions	200,743
Distributions to VIE	(43,977)
Distributions to stockholder	(436,134)
Net cash provided by financing activities	1,115,163

Net decrease in cash and cash equivalents	(151,321)

Cash and cash equivalents, beginning of year	553,638

Cash and cash equivalents, end of year	$402,317

See Notes to Consolidated Financial Statements.

CABLES UNLIMITED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business activities and summary of significant accounting policies

Business activities

Cables Unlimited, Inc. (the “Company” or “Cables Unlimited”) is an established high quality fiber optic custom cable manufacturer based in Long Island, New York.  The Company is a Corning Cable Systems CAH Connections (SM) Gold Program member, authorized to manufacture optic products that are backed by Corning Cable Systems’ extended warranty.  The products manufactured by Cables Unlimited include custom fiber optic cable assemblies, adapters and electromechanical wiring harnesses for communications, computer, LAN, automotive and medical equipment. The Company also provides installation services of fiber optic cable assemblies, adapters, and electromechanical wiring harnesses.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its variable interest entity (“VIE”) K&K Unlimited LLC (“K&K”).  All intercompany balances and transactions have been eliminated in consolidation.

Variable interest entity

Management analyzes if the Company has any variable interests in variable interest entities.  This analysis includes a qualitative review based on an evaluation of the design of the entity, its organizational structure, including decision making ability and financial agreements, as well as a quantitative review.  Accounting principles generally accepted in the United States of America require a reporting entity to consolidate a VIE when the reporting entity has a variable interest that provides it with a controlling financial interest in the VIE.  The entity that consolidates a VIE is referred to as the primary beneficiary of the VIE.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

Accounts receivable

Accounts receivable are from the sale of high quality fiber optic custom cable and the cable pulling services provided to customers.  The Company provides an allowance for doubtful accounts based upon potential unrecoverable uninsured balances.  The allowance for doubtful accounts is increased monthly based upon historical collection information.  Accounts receivable are due 30 days after issuance of the invoice.  Accounts receivable past due more than 60 days are subjected to a collection process and considered for write-off based on individual credit evaluation and specific circumstances of the customer.

Revenue recognition

Four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. The Company recognizes revenue from product sales after purchase orders are received which contain a fixed price and the products are shipped. Most of the Company’s products are sold to continuing customers with established credit histories.  Revenue is recognized under the accrual method, when goods are shipped (FOB-shipping point).

Note 1 – Business activities and summary of significant accounting policies (concluded)

Cash and cash equivalents

The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.  At December 31, 2010, cash equivalents consist principally of investments in money market funds.

Inventories

Inventories, consisting of raw materials, are stated at the lower of cost or market. Cost has been determined using the weighted average cost method. The Company reserves for obsolete inventory based upon their specific identification of inventory items. Inventories consist of raw materials as of December 31, 2010.  The Company does not have a reserve against inventory at December 31, 2010.

Property and equipment

The Company’s building is recorded at cost and depreciated over its estimated useful life (39 years) using the straight-line method.  Equipment, tooling and furniture are recorded at cost and depreciated over their estimated useful lives (generally 3 to 5 years) using the straight-line method. Expenditures for repairs and maintenance are charged to operations in the period incurred.

Other assets

Represents deferred financing costs of $85,700 incurred by the Company related to the financing of its building acquisition. Such costs are amortized over the term of the related debt or 20 years.  Amortization expense totaled $4,285 during the year ended December 31, 2010.

Long-lived assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss is recognized when the undiscounted cash flows expected to be generated by an asset (or group of assets) is less than its carrying amount. Any required impairment loss is measured as the amount by which the asset’s carrying value exceeds its fair value, and is recorded as a reduction in the carrying value of the related asset and a charge to operations.  Management believes that the carrying values and useful lives continue to be appropriate.

Income taxes

The Company has elected, and the stockholder has consented, under the applicable provisions of the Internal Revenue and New York State Franchise Tax Codes, to have the Company report its income for Federal Corporation and New York State Franchise tax purposes as an “S” Corporation. K&K is a single member LLC and  is treated as a disregarded entity for Federal and state income tax purposes. The stockholder and member report their respective shares of the net taxable income or loss on their personal tax returns. Therefore, no provision is made for Federal Corporation or state level taxes, except for various state level taxes imposed on “S” Corporations, when applicable.

The Company has no unrecognized tax benefits at December 31, 2010. The Company’s U.S. Federal and state income tax returns for periods through 2007 are open and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company accounts for potential interest and penalties on tax matters as a component of the income tax provision.

Note 2 – Concentration of credit risks

Credit risk:
Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At December 31, 2010, the Company had cash and cash equivalent balances in excess of Federally insured limits in the amount of approximately $117,000.

Customer concentration:
Accounts receivable are financial instruments that also expose the Company to concentration of credit risk. Such exposure is limited by the large number of customers comprising the Company’s customer base and their dispersion across different geographic areas. In addition, the Company routinely assesses the financial strength of its customers and maintains an allowance for doubtful accounts that management believes will adequately provide for credit losses.

Sales to one customer represented 11% of total sales and 1% of total accounts receivable in 2010. The Company has a standard written distributor agreement with this customer and, therefore, this customer does not have any minimum purchase obligations and could stop buying the Company’s products at any time. A reduction, delay or cancellation of orders from this customer or the loss of this customer could significantly reduce the Company’s revenues and profits.

Supplier concentration:
Purchases of connector products from two major vendors represented 13% and 11% of total inventory purchases in 2010. The Company has arrangements with these vendors to purchase product based on purchase orders periodically issued by the Company.

Note 3 – Variable interest entity

K&K was formed on August 14, 2009 for the purpose of establishing a separation of legal ownership of the building where the Company conducts its operations.  The Company’s sole stockholder is the sole member of K&K. The Company was deemed the primary beneficiary of K&K even though it has no direct ownership in K&K as it has the power to direct the activities of K&K that most significantly impacts its economic performance and provides significant financial support through a lease agreement between the Company and K&K and a guarantee of K&K’s mortgage note payable to Teacher’s Federal Credit Union (“TFCU”) (see Note 5).

As of December 31, 2010 and for the year then ended, K&K had assets of $1,620,541 ($38,401 in cash, $1,500,725 in land and building, net and $81,415 in other assets), liabilities of $1,425,286, revenues of $145,000 and expenses of $150,488.  Included in total consolidated assets are assets totaling $1,539,126 that represent collateral for these obligations.

Note 4 – Line of credit

The Company has a $500,000 line of credit agreement with a bank available for working capital loans, letters of credit and acceptances.  At December 31, 2010, the Company had no outstanding borrowings on the facility.

Borrowings under this credit facility are subject to the requirement that for thirty (30) consecutive days prior to the line’s expiration, there shall be no loans, letters of credit or acceptances outstanding.  Interest is payable at a rate equal to 0.5% above the LIBOR rate.  Borrowings are collateralized by substantially all of the Company’s assets.  This line expires on June 1, 2012 but was terminated by the Company in June 2011.

Note 5 – Long-term debt

In June 2010, Cables Unlimited entered into a promissory note with Capital One, N.A.  (“CAP ONE”) in the amount of $75,000. The note bears interest at a rate per annum of 5.5% with minimum monthly payments due of principal and interest of $3,310 commencing July 1, 2010 through June 2012. Cables Unlimited granted CAP ONE a security interest in substantially all of the assets of Cables Unlimited as security for its obligations under the promissory note.

In January 2010, K&K acquired land and a building for $1,525,000.  The purchase was financed through mortgage notes payable as follow:

Note 5 – Long-term debt (concluded)

•
Mortgage payable with TFCU in the amount of $800,000. The loan bears interest at a rate per annum of 6.625% with minimum monthly payments due of principal and interest of $5,490 commencing March 1, 2010 through February 2020. The agreement includes a financial covenant which requires K&K to maintain a minimum debt service coverage ratio.  The note is guaranteed by Cables Unlimited and its sole stockholder and collateralized by K&K’s real property.

•
Second mortgage payable to a bank in the amount of $640,000 due in monthly installments of interest only of $3,485 from February 2010 through April 2010, at a rate per annum of 6.625%, and then due in monthly installments of $8,197 of principal and interest at 9.25% from May 2010 through September 2010. The mortgage was collateralized by K&K’s building. This mortgage was paid in full in September 2010 with the proceeds received through the financing noted below.

In September 2010, K&K entered into a mortgage payable with the Small Business Administration (“SBA”) in the amount of $643,000. The loan bears interest at a rate per annum of 4.605% with minimum monthly payments due of principal and interest of $4,236 commencing October 1, 2010 through September 2030. The note is guaranteed by the Company’s sole stockholder and collateralized by K&K’s real property.

The following summarizes the information relative to all outstanding debt at December 31, 2010:

Note payable – TFCU	$788,816
Note payable – SBA	636,470
Note payable - Cap One	56,760
1,482,046
Less current portion	(94,512)
$1,387,534

Future payments on the outstanding debt are as follows:

2011	$94,512
2012	39,363
2013	41,350
2014	43,298
2015	45,350
Thereafter	1,218,173
$1,482,046

Note 6 – Employee benefits

During the year ended December 31, 2010, the Company made pension contributions of $7,169 to multiemployer pension plans that cover its various union employees. The plans provide benefits based on union members’ earnings and periods of coverage under the respective plans. In the event of plan termination, or Company withdrawal from the plans, the Company may be liable for a portion of the plans’ unfunded vested benefits, the amounts of which, if any, have not been determined.

Note 7- Subsequent events

Effective June 15, 2011, the sole stockholder sold all of his common shares in Cables Unlimited to RF Industries, LTD. (“RFI”) for $5.6 million, consisting of $2.8 million in cash and $2.8 million in common stock of RFI.  The Company will continue its operations in Long Island, NY and is now a wholly-owned subsidiary of RFI.

The Company has evaluated events and transactions for potential recognition or disclosure through September 1, 2011, which is the date the consolidated financial statements were available to be issued.